LOAN AGREEMENT

                       THIS AGREEMENT dated for reference the 20 day of September, 2010 and made,

BETWEEN:

MAVERICK MINERALS CORPORATION, a Nevada
corporation, having an office at 2501 Lansdowne Avenue,
Saskatoon, SK S7J 1H3;
(the “Borrower”)

AND:

ART BROKERAGE, INC., a Nevada corporation, having an
office at 2245 N. Green Valley Pkwy, Ste. 429, Henderson,
Nevada 89014;
(the “Lender”)

                    WITNESSES THAT WHEREAS:

A.                 The Lender has agreed to make the Loan available to the Borrower; and

B.                The parties wish to provide for the terms and conditions upon which the Loan shall be made available to the Borrower.

                    THEREFORE in consideration of the premise and of the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower warrant and represent to and covenant and agree with each other as set forth below.

1.                 DEFINITIONS; INTERPRETATION

1.1               For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):

(a)	“Advance” means an advance on account of the Loan;

(b)	“Agreement” and “this Agreement” means this agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;

(c)	“Borrower” means the party so described above and its successors and permitted assigns, whether immediate or derivative;

(d)

“Borrower’s Indebtedness” means all present and future indebtedness and liability, direct and indirect, of the Borrower to the Lender arising under and pursuant to the Loan Documents (including, without limitation, at any point in time the principal amount outstanding under the Loan, all unpaid accrued interest thereon, and all fees and costs and expenses then payable in connection therewith);

(e)	“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks in Vancouver, British Columbia, Canada, are open for business;

(f)	“Event of Default” means any of the events specified in Section 11, and “Default” mean any of such events;

(g)	“Fiscal Year End” in respect of the Borrower means December 31;

(h)	“GAAP” means United States generally accepted accounting principles, applied on a consistent basis;

(i)	“Interest Payment Date” means the 1st day of each calendar month, commencing on May 1, 2011 and continuing on the 1st day of each calendar month until the Borrower’s Indebtedness is repaid in full;

(j)

“Interest Rate” means the rate of 5% per annum, calculated and compounded monthly, not in advance as well after as before maturity, default and judgment on the outstanding daily balance of the Loan based on the number of days elapsed in a 365 day year;

(k)	“Lender” means the party so described above and its successors and assigns, whether immediate or derivative;

(l)

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, charge, security interest (including, without limitation, an assignment, notice, or security interest filed pursuant to applicable law) or other encumbrance, or any interest or title of any vendor, lessor, or lender to or other secured party of such Person under any conditional sale or other title retention agreement, upon or with respect to any property asset or undertaking of such Person, including any agreement to create any of the foregoing;

(m)	“Loan” means the non-revolving term loan in the principal amount of $2,400,000 established by the Lender in favour of the Borrower pursuant to this Agreement;

(n)	“Loan Documents” means this Agreement and the Security Documents;

(o)	“material adverse effect” means a material adverse effect on:

(i)	the business, operations, affairs, financial condition, property, assets, prospects or undertakings of the Borrower; or

(ii)	the validity, priority or enforceability of any agreement (including this Agreement) to which the Borrower is a party or by which any of its property, assets and undertakings are bound;

(p)	“material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower;

(q)	“Maturity Date” means April 1, 2015, unless sooner determined due to the occurrence of an Event of Default;

(r)	“Other Obligant” means any other Person who is liable for the payment, observance or performance of the Borrower’s Indebtedness, either in whole or in part;

(s)	“Permitted Liens” means:

(i) the Security Documents granted in favour of the Lender pursuant to this Agreement;

(ii) Liens in favour of other Persons which have been approved by the Lender in writing in its sole and absolute discretion;

(iii)

any Lien which arises or is deemed to arise by virtue of applicable personal property security laws under any operating or true lease of any motor vehicles leased by the Borrower for use in the ordinary course of business to the extent that such Lien relates only to the motor vehicle(s) which is or are the subject of such lease; and

(iv)

minor Liens, provided that such Liens are not incurred in connection with the borrowing of money and that such Liens in the aggregate (A) do not materially detract from the value of the affected assets or (B) materially impair the use thereof in the operation of the business;

(t)

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; and

(u)

“Security Documents” means the security documents set out in Section 10 to this Agreement and any other security document from time to time taken by the Lender from the Borrower and/or any Other Obligant as security for the payment, observance and performance of the Borrower’s Indebtedness in whole or in part.

2.                 LOAN

2.1              Subject to the terms and conditions of this Agreement, the Lender hereby establishes and agrees to make a non-revolving term loan in the principal amount of $2,400,000 available to the Borrower.

3.                 TERM

3.1              The outstanding principal amount of the Loan together with all accrued and unpaid interest and all other amounts outstanding hereunder shall become due and payable in full on the Maturity Date unless sooner determined by the Lender due to the occurrence of an Event of Default.

4.                 INTEREST AND FEES

4.1              Calculation of Interest. The outstanding daily principal balance of the Loan will bear interest at the Interest Rate until paid in full.

4.2              Interest Payment Date. On each Interest Payment Date the Borrower will pay the Lender all interest which has accrued on account of the outstanding balance of the Loan and then remains unpaid.

4.3              Overdue Interest. All overdue and unpaid interest and all fees, costs, and other amounts payable by the Borrower hereunder or under any of the Security Documents will be added to principal and will bear interest at the Interest Rate until paid in full.

4.4              Transaction Fees. The Borrower will pay the Lender’s standard loan amendment, cancellation fees and security processing fees, which are charged for the administrative handling of the file including amending loan terms and conditions, switching interest rate plans, changes related to the amalgamation of the Borrower and the provision of discharges. The Borrower will pay the Lender for returned cheque handling. These fees may change from time to time without notice.

4.5              Expenses. The Borrower is responsible for third party expenses, fees and disbursements including fees, disbursement and charges for the services of the Lender’s attorneys that are incurred in arranging and placing of the Loan and perfecting and registering the security for the Loan and the Borrowers authorizes the Lender to pay same out of proceeds of the Loan or as an additional advance under the Loan.

5.                 REPAYMENT

5.1              Principal Payments. In addition to the monthly interest payments, the Borrower will make monthly principal payments in the amount of $50,000 commencing on May 1, 2011 and continuing on the 1st day of each month until the Borrower’s Indebtedness is repaid in full.

5.2              No Set-off. All amounts payable by the Borrower under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.

5.3              Application of Payments. Subject to the provisions hereof, all payments received by the Lender on account of the Borrower’s Indebtedness will be applied first in payment of outstanding interest and secondly in reduction of the principal balance of the Loan then outstanding. If any payment is received at any time while an Event of Default remains outstanding, the Lender may appropriate such payment to such part or parts of the Borrower’s Indebtedness as the Lender in its sole discretion may determine and the Lender may from time to time revoke and change any such appropriation.

5.4              Records of Advances, Payments, Etc. The Lender is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Borrower under the Loan Documents; and amounts from time to time owing, paid, or repaid by the Borrower under this Agreement. All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Borrower under the Loan Documents; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Borrower under the Loan Documents.

5.5              Business Day. Notwithstanding anything in this Agreement to the contrary, any payment of principal of or interest on the Borrower’s Indebtedness that is due on a date other than a Business Day will be made on the next succeeding Business Day. If the date for any payment on the Borrower’s Indebtedness is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will not be included in the computation of the interest payable on such Business Day.

5.6              Payments to be Made. The Borrower will make all payments due hereunder, when due to the Lender at 2245 N. Green Valley Pkwy, Ste. 429, Henderson, Nevada 89014 or at such address as the Lender may advise the Borrower in writing from time to time. All monies received after 2:00 p.m. Nevada local time will be deemed received on the next Business Day.

6.                 PREPAYMENT

6.1              The Borrower may prepay the Loan in whole or in part without penalty or prepayment compensation.

7.                 CONDITIONS PRECEDENT TO THE ADVANCE UNDER THE LOAN

7.1              The Lender’s obligation to make the Advance is subject to the following conditions precedent having been met to the Lender’s sole satisfaction or waived by the Lender in writing at the time of the Advance, namely:

(a)

the Lender having received a properly executed original of this Agreement and the Security Documents then in effect together with an opinion from its solicitors, acceptable to the Lender in its discretion, with respect to the validity, priority and enforceability thereof;

(b)	the representations and warranties contained herein and in the Security Documents then in effect then being true and correct in all material respects;

(c)	there then being no outstanding Default or Event of Default and no outstanding condition, event or act which with or without the giving of notice could become an Event of Default; and

(d)	there then being no outstanding condition, event or act which has had or would reasonably be expected to have a material adverse effect.

8.                 REPRESENTATIONS AND WARRANTIES

8.1               The Borrower represents and warrants to the Lender at the time of its execution and delivery of this Agreement and at the time of each Advance, as follows:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Nevada;

(b)

it has the (corporate) power and capacity to carry on business, own property or interests therein, borrow and lend money, provide financial assistance, grant security, make, keep, observe and perform representations, warranties, covenants and agreements and incur obligations and liabilities, all as contemplated hereby; and

(c)

the execution and delivery by it of this Agreement and the Security Documents to which it is a party and the performance by it of its obligations hereunder and thereunder, do not and will not conflict with or result in a breach of any of the terms, conditions, or provisions of:

	(i)	its charter documents,

	(ii)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking, or

(iii)

any agreement or instrument to which it or any of its property assets or undertakings is a party or bound, the breach of which could reasonably be expected to have a material adverse effect or result in, or require or permit the imposition of any Lien in or with respect to the property, assets and undertakings now owned or hereafter acquired by it.

8.2              The Borrower represents and warrants to the Lender at the time of its execution and delivery of this Agreement and at the time of each Advance, as follows:

(a)

there is no action, suit, investigation or proceeding outstanding or pending or, to its knowledge, threatened against it or any of its property, assets or undertakings by or before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a material adverse effect; and

(b)

it has not agreed or consented to, nor has it agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien, except for Permitted Liens.

9.                COVENANTS

9.1              Positive Covenants. The Borrower will:

(a)	Comply with Laws - comply with all laws, ordinances or governmental rules or regulations applicable to it or any of its property, assets and undertakings;

(b)

Obtain/Maintain Licenses - obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its property, assets and undertakings or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

(c)

Maintain Assets - maintain and keep its property, assets and undertakings in good repair, working order and condition (other than ordinary wear and tear), so that the business(es) carried on by it may be properly conducted at all times; and

(d)

Notify of Litigation – promptly give the Lender notice in writing of all litigation and all proceedings before any governmental or regulatory agencies or arbitration authorities affecting it, except those which, if adversely determined, would not have a material adverse effect on its financial condition or business.

9.2              Negative Covenants. So long as this Agreement remains in effect, the Borrower will not, without the prior written consent of the Lender, which consent will not be unreasonably withheld:

(a)	Change Name: change its name;

(b)	Change Corporate Structure: change its corporate structure, including the amalgamation, consolidation or merger with any other Person;

(c)	Change Fiscal Year End: change its Fiscal Year End;

(d)

Incur Indebtedness: incur any further indebtedness of either a direct or indirect nature to any party other than the Lender except in the normal course of business, which sum shall not exceed $100,000;

(e)	Liens: grant or allow any Lien to be registered against it or exist on any of its property, assets and undertaking, save and except for Permitted Liens;

(f)	Provide Loans or Guarantees: make any advances or loans to, or any investment in, or provide any guarantees on behalf of, any Person;

(g)	Transfer Intellectual Property: sell, assign, transfer or convey its right, patents, trade secrets, licenses, trademarks, or any other intellectual or industrial property; and

(h)	Unfinanced Capital Expenditures: permit the total unfinanced capital expenditures of the Borrower to exceed $300,000 per annum.

9.3              Financial Statements. So long as this Agreement remains in effect, the Borrower will provide the Lender with the following information:

(a)

Annually, within 90 days of its fiscal years end: financial statements of the Borrower prepared on a review engagement basis by a licensed independent public accountant approved by the Lender, which statements must include a balance sheet, an income statement, a statement of retained earnings, and a statement of changes in financial position, and must be prepared in accordance with GAAP applied on a basis consistent with the statements for the previous fiscal year and be approved and signed by two Directors (or the sole Director if only one Director) and include a compliance certificate confirming full covenant satisfaction; and

(b)	Other: any additional financial statements and information as and when requested by the Lender.

10.              SECURITY

10.1            As security for payment, observance and performance of the Borrower’s Indebtedness, the Borrower agrees to execute and deliver (or cause each Other Obligant to execute and deliver), inter alia, the following documents (collectively, the “Security Documents”) in a form and manner satisfactory to the Lender and the Lender’s attorneys:

(a)

a general security agreement from the Borrower creating a security over the Borrower’s present and after-acquired personal property and over the Borrower’ s real property and other assets, which the Lender shall be entitled to file any UCC notice or equivalent document in any applicable jurisdiction, in the form attached hereto as Exhibit A, and

(b)	such other security as the Lender may reasonably require from time to time.

10.2            Each Security Document is given as additional, concurrent and collateral security to the remainder of the Security Documents and will not operate to merge, novate or discharge the Borrower’s Indebtedness or any of the other Security Documents. The execution and delivery of each Security Document will not in any way suspend or affect the present or future rights and remedies of the Lender in respect of the Borrower’s Indebtedness, or the other Security Documents. No action or judgment taken by the Lender in respect of any of the Security Documents or with respect to the Borrower’s Indebtedness will affect the liability of the Borrower hereunder and nothing but the actual payment in full by the Borrower to the Lender of the Borrower’s Indebtedness will discharge the Borrower or any of the Security Documents.

11.              EVENTS OF DEFAULT

11.1            At the option of the Lender, the Borrower’s Indebtedness will immediately become due and payable and this Agreement and the Security Documents will become enforceable upon the happening of any one or more of the following events:

(a)

Default - if the Borrower makes default in any payment of principal, interest, or other money payable by it hereunder or under any of the Security Documents when the same becomes due hereunder or thereunder, or if the Borrower makes default in the observance or performance of something required to be done or some covenant or condition required to be observed or performed hereunder or in any of the Security Documents;

(b)	Misrepresentation - if any representation or warranty given by or on behalf of the Borrower is untrue in any material respect;

(c)	Winding-Up - if an order is made or a resolution is passed for the winding-up of the Borrower, or if a petition is filed for the winding-up of the Borrower;

(d)

Bankruptcy - if the Borrower commits or threatens to commit any act of bankruptcy; becomes insolvent; or makes an assignment or proposal under the Bankruptcy and Insolvency Act or any other similar law whether in Canada or in any other jurisdiction (including the United States and all States thereof), a general assignment in favour of its creditors, or a bulk sale of its assets; or if a bankruptcy petition is filed or presented against the Borrower;

(e)	Receivership - if a receiver, receiver and manager, or receiver-manager, or any person with like powers, is appointed for all or any of the property, assets and undertakings of the Borrower;

(f)

Arrangement - if any proceedings with respect to the Borrower are commenced under the Companies Creditors Arrangement Act or under the Bankruptcy and Insolvency Act or similar legislation in any other jurisdiction (including the United States and all States thereof);

(g)

Other Indebtedness - if the Borrower permits any sum which has been admitted as due by it, or is not disputed to be due by it, and which forms or is capable of being made a charge or security interest upon any of its property, assets and undertakings in priority to any charge or security interest created by any of the Security Documents, to remain unpaid for 30 days after proceedings have been taken to enforce the same;

(h)	Cease Business - if the Borrower ceases or threatens to cease to carry on any of its business;

(i)	Default in Other Payment - if the Borrower makes default in payment of any of the Borrower’s Indebtedness or liability to the Lender, whether secured by the Security Documents or not;

(j)

Enforcement of Other Encumbrance - if the holder (other than the Lender) of any Lien against the property, assets and undertakings of the Borrower, any subsidiary of the Borrower, does anything to enforce or realize on such Lien, and if, in the reasonable opinion of the Lender, such enforcement or realization would have a material adverse effect on the security for the Borrower’s Indebtedness or on the Borrower’s ability to repay the Borrower’s Indebtedness;

(k)

Property in Jeopardy - if the Lender in good faith believes, and has commercially reasonable grounds to believe, that the prospect of repayment of the Borrower’s Indebtedness in whole or in part is impaired or that any of the property, assets and undertakings of the Borrower are, or are about to be, placed in jeopardy;

(l)

Execution - if any execution, sequestration, extent, or any other process of any kind is levied upon or enforced against any of the property, assets or undertakings of the Borrower or any subsidiary of the Borrower and remains unsatisfied for a period of eight days as to personal property or three weeks as to real property, unless such process is disputed in good faith and, in the reasonable opinion of the Lender, does not jeopardize or impair the security constituted by the Security Documents in any material way; and

(m)

Distress - if a distress or analogous process is levied upon the any of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower, or any part thereof, unless the process is disputed in good faith and adequate security is given to pay the amount claimed in full.

12.              WAIVER

12.1           The Lender may waive any breach by the Borrower of any of the provisions contained in this Agreement or in the Security Documents or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement or any of the Security Documents; but any waiver by the Lender of such breach or default, or any failure to take any action to enforce its rights hereunder or under any of the Security Documents, will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

13.              REMEDIES UNDER THIS AGREEMENT AND THE SECURITY DOCUMENTS

13.1           Cross Default. Any default by the Borrower under this Agreement or under any of the Security Documents will constitute a default under the remainder of the Security Documents.

13.2           Remedies Cumulative. All rights and remedies stipulated for the Lender hereunder or in any of the Security Documents will be deemed to be in addition to and not restrictive of the right and remedies which the Lender might be entitled to at law or in equity; and the Lender may realize on the Security Documents or any part thereof in any manner and in such order as it may be advised, and any such realization by any means will not bar realization of any other security or any part or parts thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof, nor will any failure on the part of the Lender to exercise, or any delay in exercising any rights under this Agreement or any of the Security Documents operate as a waiver.

13.3           No Waiver. The acceptance by the Lender of any further security or of any payment of or on account of any of the Borrower’s Indebtedness after a Default or of any payment on account of any past Default will not be construed to be a waiver of any right in respect of any future default or of any past default not completely cured thereby; and the Lender may, in its uncontrolled discretion, exercise any and all rights, powers, remedies and recourses available to it in accordance with this Agreement and the Security Documents concurrently or individually without the necessity of any election.

14.              MISCELLANEOUS

14.1           Further Assurances. Each of the parties hereto will forthwith at all times, and from time to time, at the Borrower’s sole cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of a Lender, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

14.2           Pay Costs. The Borrower will pay all legal costs, registration fees and other costs incurred by the Lender in connection with the preparation, negotiation, registration and enforcement of this Agreement and the Security Documents.

14.3           No Merger. None of the execution and delivery of the Security Documents, the registration of the Security Documents and making of any advance will in any way merge or extinguish this Agreement or the terms and conditions hereof, which will continue in full force and effect.

14.4           Conflict. In the event of any inconsistency or conflict between any of the provisions of this Agreement and any of the provisions of the Security Documents, the provisions of this Agreement will prevail; but the omission from this Agreement of any covenant, agreement, term, or condition contained in any of the Security Documents will not be considered to be an inconsistency or a conflict.

14.5           Assignment. Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by the Borrower to any Person without the prior written consent of the Lender.

14.6           Amendment. No amendment, waiver or modification of, or agreement collateral to, this Agreement or any of the Security Documents will be enforceable against any party hereto unless it is by a formal instrument in writing expressed to be a modification of this Agreement or the Security Documents, as the case may be, and executed in the same fashion as this Agreement.

14.7           Enurement. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not; provided, however, that the Borrower may not assign its rights or obligations hereunder to any Person.

14.8           Notice. Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada, the notice to the following address or number:

(a)	If to the Borrower:

MAVERICK MINERALS CORPORATION
2501 Lansdowne Avenue Saskatoon, SK S7J 1H3

(b)	If to the Lender:

ART BROKERAGE, INC.
2245 N. Green Valley Pkwy, Ste. 429 Henderson, Nevada 89014

With a copy (which copy shall not constitute notice) to:

Holland & Hart LLP,
5441 Kietzke Lane, Second Floor, Reno, NV 89511, Attention: David A. Garcia, Fax: (775) 786-6179, Email: dgarcia@hollandhart.com

(or to such other address or number as any party may specify by notice in writing to another party).

                  Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

14.9           Headings for Convenience Only. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14.10         Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the State of Nevada and applicable laws of the United States. The Lender and the Borrower hereby attorn to the courts of competent jurisdiction of the State of Nevada in any proceedings hereunder.

14.11         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14.12         Independent Covenants. All covenants hereunder will be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant will not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

14.13                Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

14.14                Discharge. Upon repayment in full of the Borrower’s Indebtedness and the cancellation by the Lender and the Borrower in writing of the Loan, the Lender will, at the expense of the Borrower, execute and deliver to the Borrower a release and discharge of the Security Documents.

14.15                Entire Agreement. This Agreement (including the Schedules hereto) and the Security Documents constitute the entire agreement between the parties with respect to all of the matters herein and their execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein or therein and made a part hereof or thereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto.

14.16                Currency. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States.

14.17                Legal Representation. It is understood and agreed by the parties hereto that Clark Wilson LLP acts only for the Borrower and that the Lender is in no way relying upon Clark Wilson LLP for legal advice in this matter. The Lender acknowledges that it has been advised to obtain independent legal advice in connection with this Agreement prior to the execution and delivery hereof and prior to the execution and delivery of any related documents.

[signature page follows]

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the 20 day of September, 2010.

MAVERICK MINERALS CORPORATION

Per:    /s/ Robert Kinloch
           Authorized Signatory

ART BROKERAGE, INC.

Per:   /s/ Donna Rose
           Authorized Signatory

Exhibit A

Security Agreement